EXHIBIT 4.1

                                   AUDIOLOGIC, INC.
                                1992 STOCK OPTION PLAN
                         (AS AMENDED THROUGH AUGUST 10, 1993)

   1. PURPOSE OF PLAN. This Stock Option Plan is intended to encourage ownership of shares of AudioLogic, Inc. (the "Corporation") by key Employees and Consultants of the Corporation, thereby providing additional incentive for such Employees and Consultants to promote the success of the business. Options granted hereunder may be either Incentive Stock Options or Nonstatutory Stock Options, at the discretion of the Board and as reflected in the terms of the written option agreement.
    2. DEFINITIONS. As used herein, the following definitions shall apply:
     (a) "BOARD" shall mean the Committee, if one has been appointed, or the Board of Directors of the Corporation, if no Committee is appointed.
     (b)     "CODE" shall mean the Internal Revenue
Code of 1986, the rules and regulations promulgated thereunder and the interpretations thereof, all as from time to time in effect.
     (c) "CORPORATION" shall mean AudioLogic, Inc., a Colorado corporation.
     (d)     "COMMITTEE" shall mean the Committee
appointed by the Board of Directors in accordance with Section 4(a) of the Plan, if one is appointed.
     (e)     "CONSULTANT" shall mean any person,
including directors, performing services for the benefit of the Corporation or any Parent or Subsidiary of the Corporation as an independent consultant or adviser.
     (f) "CONTINUOUS STATUS AS AN EMPLOYEE OR A CONSULTANT" shall mean the absence of any interruption or termination of service as an Employee or a Consultant, as applicable. Continuous Status as an Employee shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board, provided that either such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is provided or guaranteed by contract or statute.
     (g) "EMPLOYEE" shall mean any person employed by the Corporation or any Parent or Subsidiary of the Corporation. The payment of a director's fee by the Corporation shall not be sufficient to constitute "employment" by the Corporation.
     (h)     "AFTER MARKET VALUE" shall mean the
average of the closing bid and asked prices of a share of Common Stock, as reported by The Wall Street Journal (or, if not reported, as otherwise quoted by the National Association of Securities Dealers through NASDAQ), on the date of the grant of the Option, or, if the Common Stock is listed on the NASDAQ National Market System or is listed on a national stock exchange, the closing price on such system or such exchange on the date of the grant of the Option, as reported in The Wall Street Journal. In the event the Common Stock is not traded publicly, the Fair Market Value of a share of Common Stock on the date of the grant of the Option shall be determined, in good faith, by the Board or the Committee and such determination shall be conclusive for all purposes. The Board or Committee shall take into account such factors affecting value as it, in its sole and absolute discretion, may deem relevant.
     (i)     "INCENTIVE STOCK OPTION" shall mean an
Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
     (j)     "NONSTATUTORY STOCK OPTION" shall mean an
Option not qualifying as an Incentive Stock Option.
     (k) "OPTION" shall mean a stock option granted pursuant to the Plan.
     (l)     "OPTIONED STOCK" shall mean the Stock
subject to an Option.
     (m)     "OPTIONEE" shall mean an Employee or
Consultant who receives an Option.
     (n)     "PARENT" shall mean a "parent
corporation," whether now or hereafter existing, as defined in
Section 425(e) of the Code.
     (o)     "PLAN" shall mean this Stock Option Plan.
     (p) "SHARE" shall mean a share of the Stock, as adjusted in accordance with Section 9 of the Plan.
     (q) "STOCK" shall mean the Common Stock of the Corporation.
     (r)     "STOCK OPTION AGREEMENT" shall mean the
written agreement setting forth the grant of an Option and terms and conditions relating thereto (which need not be the same for each Option), in the form attached hereto or such other form as the Board in its discretion may approve.
     (s) "SUBSIDIARY" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in
Section 425(f) of the Code.
   3.      SHARES SUBJECT TO PLAN.
     (a) AUTHORIZED SHARES. There will be reserved for use from time to time under the Plan, an aggregate of 346,667 shares of Stock of $.01 par value of the Corporation, subject to adjustment as provided in Section 9 below. As the Board shall from time to time determine, the Shares may be in whole or in part, authorized but unissued Shares or issued Shares which shall have been reacquired by the Corporation.
If an Option should expire or become unexercisable for any reason without having been exercised in full the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan unless the Plan shall have been terminated.
     (b) RESERVATION OF SHARES. The Corporation, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Corporation to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Corporation's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Corporation of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
   4.      ADMINISTRATION OF PLAN.
     (a) GENERAL. The Plan shall be administered by the Board of Directors or, if the Corporation has a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by a Committee, a majority of which shall be "disinterested" as defined in Rule 16b-3 under the Exchange Act. The Board and the Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of the Plan, or in order that any Option that is intended to be an Incentive Option will be classified as an incentive stock option under the Code, or in order to conform to any regulation or to any change in any law or regulation applicable thereto. The Board may reserve to itself any of the authority granted to the Committee as set forth herein, and it may perform and discharge all of the functions and responsibilities of the Committee at any time that a duly constituted Committee is not appointed and serving.
     (b) ACTIONS OF THE BOARD AND COMMITTEE. All actions taken and all interpretations and determinations made by the Board or by the Committee in good faith (including determinations of Fair Market Value) shall be final and binding on all Optionees, the Corporation and all other interested persons. No member of the Committee shall be personally liable for any action or determination made in good faith in connection with this Plan, and all members of the Board of the Committee shall, in addition to their rights as directors, be fully protected by the Corporation with respect to any such action, determination or interpretation.
     (c)     INTERESTED DIRECTORS.  Members of the
Board who are either eligible for Options or have been granted Options may vote on any matters affecting the administration of the Plan or the grant of any Options pursuant to the Plan, except that no such member shall act upon the granting of an Option to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board or Committee during which action is taken with respect to the granting of Options to said Board or Committee member (unless such action would affect a committee member's status as "disinterested" under Rule 16b-3 of the Exchange Act).
     (d)     POWERS OF THE BOARD.  Subject to the
provisions of the Plan, the Board shall have the authority, in its discretion: (i) to grant Incentive Stock Options or Nonstatutory Stock Options; (ii) to determine, upon review of the relevant information, the Fair Market Value of the Stock;
(iii) to determine the exercise price per share of Options to be granted, which exercise price shall be determined in accordance with Section 6 of the Plan; (iv) to determine the Employees and Consultants to whom, and the time or times at which, Options shall be granted and the number of shares to be represented by each Option; (v) to interpret the Plan; (vi) to prescribe, amend, and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each Option granted (which need not be the same for each Option granted) and, with the consent of the holder thereof, modify, terminate or amend each Option; (viii) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option; (ix) to authorize any person to execute on behalf of the Corporation any instrument required to effectuate the grant of an Option previously granted by the Board; and (x) to make all other determinations deemed necessary or advisable for the administration of the Plan.
   5.      ELIGIBILITY.
     (a)     GENERALLY.  Options may be granted to
Employees and Consultants, provided that Incentive Stock Options may only be granted to Employees. An Employee or Consultant who has been granted an Option may, if he is otherwise eligible, be granted additional Options.
     (b) CRITERIA. In making any determination as to Employees and Consultants to whom Options shall be granted, the Committee shall take into account such factors as it shall deem relevant in accomplishing the purpose of the Plan, including but not limited to the Employee's or Consultant's loyalty, performance, and experience.
     (c) ISO LIMITATIONS WITH RESPECT TO PRICE. In no event shall an Incentive Stock Option be granted to any person who, at the time such Option is granted, owns (as defined in Section 422 of the Code) shares possessing more than 10% of the total combined voting power of all classes of shares of the Corporation or of its parent or subsidiary corporation, unless the option price is at least 110% of the Fair Market Value of the stock subject to the Option, and such Option is by its terms not exercisable after the expiration of five (5) years from the date such Option is granted.
     (d)     ISO LIMITATIONS WITH RESPECT TO SHARES.
The aggregate Fair Market Value (determined as of the time that option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any individual Employee during any single Calendar Year under this Plan and all the incentive stock option plans of the Corporation (and its parent and subsidiary corporations, if any), shall not exceed $100,000.
     (e) NO EMPLOYEE CONTRACT. The Plan shall not confer upon any Optionee any right with respect to continuation of employment by or the rendition of consulting services to the Corporation, nor shall it interfere in any way with its right or the Corporation's right to terminate his or her employment or services at any time.
   6.      PRICE.
     (a) GENERALLY. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board. However, the exercise price of the Shares which shall be covered by each Incentive Stock Option shall be at least 100% of the Fair Market Value of the Shares at the time of granting the Incentive Stock Option. The exercise price of a Nonstatutory Stock Option shall not be less than 85% of the Fair Market Value on the date of the grant of the Option. If an Incentive Stock Option is granted to an Optionee who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or its Parent or any Subsidiary, the exercise price shall be as set forth in
Section 5(c) above.
     (b) PAYMENT. The exercise price shall be paid in full at the time of exercise of the Option in cash or in such other form of lawful consideration as the Board of Directors or the Committee may approve from time to time, including, without limitation, the transfer of outstanding shares of Stock as provided in Section 7(d).
   7.      OPTIONS.
     (a) GENERALLY. Subject to the provisions of the Plan, the Board shall determine for each Option (which need not be identical) the number of shares for which the Option shall be granted, the Option price of the Option, and all other terms and conditions of the Option.
     (b)     TIME OF GRANTING OPTIONS.  Neither
anything contained in the Plan or in any resolution adopted or to be adopted by the Board of Directors or the shareholders of the Corporation nor any action taken by the Committee shall constitute the granting of any Option. The granting of an Option shall take place only when a written Stock Option Agreement shall have been duly executed and delivered by or on behalf of the Corporation and the person to whom such Option shall be granted.
     (c) TERM OF OPTION. The term of each Option may be up to ten (10) years from the date of grant thereof or such shorter term as may be provided in the Stock Option Agreement. However, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Corporation or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided in the Stock Option Agreement.
     (d)EXERCISE OF OPTION.
        (i) Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Corporation or the Optionee, or both, and as shall be permissible under the terms of the Plan.
        (ii)    An Option may not be exercised for a
fraction of a Share.
        (iii)   An Option shall be deemed to be
exercised when written notice of such exercise has been given to the Corporation in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Corporation.
If shares of Common Stock are permitted to be surrendered in payment of the exercise price of any Option, such surrendered shares shall be valued at their Fair Market
Value on the date of exercise of the Option. Until the issuance of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option.
        (iv)    Exercise of an Option in any manner
shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
        (v)     Except as otherwise specifically
provided herein, an Option may not be exercised at any time unless the holder thereof shall have maintained Continuous Status as an Employee or Consultant of the Corporation or of one or more of its Subsidiaries, or its Parent, from the date of the granting of the Option to the date of its exercise.
        (vi)    The Board may condition the grant of
any Option upon the agreement by Optionee that all shares issuable upon exercise of such Option shall be subject to a right of first refusal by the Corporation.
     (e)     TERMINATION OF EMPLOYMENT.
        (i) In the event that the employment of an Employee or the engagement of a Consultant to whom an Option shall have been granted shall be terminated other than by reason of death or disability, such Option may be exercised (to the extent that the Employee or Consultant shall have been entitled to do so at the termination of his employment or engagement) at any time within three months after such termination, but in any event no later than the date of expiration of the Option term; provided, however, that in its discretion the Board may provide (at the time of grant, at the time of termination or at such other time as it determines) that all or part of an Option granted to a Consultant shall remain outstanding after the termination of his or her engagement by the Corporation for the period of time determined by the Board (but not longer than permitted by Section 7(c) hereof).
        (ii)    Notwithstanding the provisions of
sub-section e(i), above, if the holder of an Option is terminated for "cause" (as hereinafter defined), the Board shall have the authority, by notice to the holder of an Option, to immediately terminate such Option, effective on the date of termination of employment, and such Option shall no longer be exercisable to any extent whatsoever. As used herein, "cause" shall mean Optionee's termination by reason of
(i) a material failure by Optionee, as determined solely in the discretion of the Board, to carry out the responsibilities and requirements of Optionee's position with the Corporation,
(ii) the breach by Optionee of the terms of any non-disclosure or non-compete agreement with the Corporation, or (iii) the commission by Optionee, as determined solely in the discretion of the Board of Directors, of any act performed other than pursuant to Optionee's duties to the Corporation, which has a material adverse effect on the business or reputation of the Corporation.
        (iii)   So long as the holder of an Option
shall maintain Continuous Status as an Employee or Consultant of the Corporation or one or more of its subsidiaries, his or her Option shall not be affected by any change of duties or position. To the extent that the holder of an Option was not entitled to exercise his or her Option at the time of his or her termination, or insofar as he or she does not exercise such Option to the extent he or she was entitled within the time specified herein, the Option shall itself terminate at the time of such termination , unless otherwise provided by the Board pursuant to this Section 7(e)(i) in the case of a Consultant.
   (f) Disability of Optionee. Notwithstanding the provisions of Section 7(e) above, in the event an Employee or Consultant is unable to continue his or her employment with or to perform services for the benefit of the Corporation as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code), Optionee (or Optionee's legal representative) may, but only within one year after termination due to such disability, exercise his or her Option to the extent Optionee was entitled to exercise it at the date of such disability; provided that if the Board has provided for different exercisability criteria for any Consultant pursuant to Section 7(e), above, such terms shall also affect the provisions of this Section 7(f). To the extent that Optionee was not entitled to exercise the Option at the date of disability, or insofar as he or she does not exercise such Option to the extent entitled within the time specified herein, the Option shall terminate.
   (g)     DEATH OF OPTIONEE.  Unless otherwise
provided for by the Board pursuant to Section 7(e) with respect to an Option granted to a Consultant, or unless otherwise set forth in the Option Agreement, in the event of the death of an Optionee:
     (i)     if Optionee dies during the term of
the Option and is at the time of his or her death an Employee or Consultant of the Corporation who shall have been in Continuous Status as an Employee or Consultant since the date of grant of the Option, the Option may be exercised, at any time within one year following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the right to exercise had accrued at the date of death; or
     (ii)    if Optionee dies within three (3)
months after the termination of Continuous Status as an Employee or Consultant, the Option may be exercised, at any time within one year following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of such termination.
   8. NON-TRANSFERABILITY OF OPTIONS. The Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee or Optionee's legal representative.
   9.      ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.
Subject to any required action by the shareholders of the Corporation, the number of shares of Stock covered by each outstanding Option and the number of shares of Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option upon termination of employment, as well as the price per share of Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a stock split, the payment of a stock dividend with respect to the Stock, or any other increase or decrease in the number of issued shares of Stock effected without receipt of consideration by the Corporation; provided, however, that conversion of any convertible securities of the Corporation shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive. Except as expressly provided herein, no issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to an Option.
   10.     LIQUIDATION OR MERGER OF THE CORPORATION.
     (a) LIQUIDATION. In the event of a proposed dissolution or liquidation of the Corporation, the Option shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, give each Optionee the right to exercise his or her Option as to Shares as to which the Option would not otherwise be exercisable.
     (b)     SALE OF ASSETS, MERGER OR CONSOLIDATION.
In the event of a proposed sale of all or substantially all of the assets of the Corporation, or the merger or consolidation of the Corporation with or into another corporation in a transaction in which the Corporation does not survive, the Board, in its sole discretion, may provide for the acceleration of the exercise date of some or all of the non-exercisable portion of any outstanding Option, and/or may provide for the termination of any Option immediately prior to the consummation of the proposed transaction, and/or may provide for the replacement of any Option with comparable options to purchase stock of such other corporation. Any Option (or portion thereof) not exercised or terminated prior to the consummation of such transaction shall terminate immediately upon consummation thereof.
   11.     WITHHOLDING TAXES: SATISFIED BY WITHHOLDING
                 OPTIONED SHARES.
     (a) GENERAL. The Corporation, its Parent or any Subsidiary may take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Corporation, its Parent or any Subsidiary is required by law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any option, including, but not limited to, requiring the Optionee to pay such tax at the time of exercise or the withholding of issuance of shares of Stock to be issued upon the exercise of any Option until the Optionee reimburses the Corporation for the amount the Corporation is required to withhold with respect to such taxes, or, at the Corporation's sole discretion, cancelling any portion of such issuance of Stock in any amount sufficient to reimburse itself for the amount it is required to so withhold.
     (b) SATISFYING TAXES BY WITHHOLDING OPTIONED SHARES. All federal and state taxes required to be withheld or collected from an Optionee upon exercise of an Option may be satisfied by the withholding of a sufficient number of exercised Option Shares which, valued at Fair Market Value on the date of exercise, would be equal to the total withholding obligation of the Optionee for the exercise of such Option. Such election shall be deemed made upon receipt of notice thereof by an officer of the Corporation, by mail, personal delivery or by facsimile message, and shall (unless notice to the contrary is provided to the Corporation) be operative for all Option exercises which occur during the twelve-month period following election.
   12.     ISSUANCE OF SHARES.
     (a) Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Corporation with respect to such compliance.
     (b)     As a condition to the exercise of an
Option, the Corporation may impose various conditions, including a requirement that the person exercising such Option represent and warrant, at the time of any such exercise, that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, and a requirement that the Shares be subject to a right of first refusal as set forth in the Option Agreement between Optionee and the Corporation.
   13. EFFECTIVENESS OF PLAN. The Plan shall become effective on August 4, 1992, but only if the shareholders of the Corporation shall, by the affirmative vote of a majority in interest of all the shares of the Corporation taken within twelve months after such date, have approved the Plan.
   14. TERMINATION AND AMENDMENT OF PLAN. The Plan shall terminate on August 3, 2002, and no Option shall be granted under the Plan after that date. The Board of Directors may at any time and from time to time modify or amend the Plan (including the form of Stock Option Agreement) in such respects as it shall deem advisable, provided that without approval by a majority in interest of all the shares of the Corporation there shall be: (a) no increase in the total number of shares covered by the Plan (except by operation of Section 9 hereof), (b) no change in the formula for determining the exercise price or the maximum term of Options, (c) no change that would materially lessen the requirements as to eligibility for participation in the Plan, and (d) no change in the class of persons eligible to receive options or rights under the Plan, including the definitions of "Employee" and "Consultant.